UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 22, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Marine Parkway
Marina Park Center
Redwood City, CA 94065
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 22, 2014, Rocket Fuel Inc. (the "Company") issued a press release announcing its preliminary financial results for the three months and the year ended December 31, 2013.  The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events
On January 22, 2014, the Company announced that it had filed a registration statement on Form S-1 with the Securities and Exchange Commission to register five million of shares of its common stock for sale to the public under the Securities Act of 1933, as amended. Specifically, the Company intends to sell two million newly issued shares of its common stock as well as allow certain stockholders of the Company to sell three million shares of their previously issued common stock, in an underwritten public offering. The underwriters have an option to purchase an additional 750,000 shares from the selling stockholders to cover over-allotments.

A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits
(d)  Exhibits.
Exhibit No.    Description

99.1	Press release announcing preliminary financial results dated January 22, 2014.

99.2	Press release announcing filing of S-1 registration statement dated January 22, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ J. PETER BARDWICK
J. Peter Bardwick Chief Financial Officer

Date: January 22, 2014

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press release announcing preliminary earnings dated January 22, 2014.

99.2	Press release announcing filing of S-1 registration statement dated January 22, 2014